UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 11, 2020

eMagin Corporation

(Exact name of registrant as specified in charter)

Delaware	001-15751	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 South Drive, Suite 201
Hopewell Junction, NY 12533

(Address of principal executive office)

Registrant’s telephone number, including area code (845) 838-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 Par Value Per Share	EMAN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the

Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On June 11, 2020, eMagin Corporation issued a press release announcing a $5.5 million award from the Department of Defense Industrial Base Analysis and Sustainment program for Organic Light Emitting Diode (OLED) Supply Chain Assurance. These funds are for procurement and installation of capital equipment in eMagin’s NY-based manufacturing facility. A copy of the press release is furnished with this report as Exhibit 99.1.

The information in this Current Report on Form 8-K, including the attached exhibit, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description
99.1	Press Release issued by eMagin Corporation dated June 11, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAGIN CORPORATION

Date: June 11, 2020	By:	/s/ Mark A. Koch
Name: Mark A. Koch
Title: Acting Chief Financial Officer

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